Exhibit 99.1     Press Release

Joint Venture Agreement Signed to Acquire Copper and Silver Project in Inner Mongolia, China

Sterling Group is pleased to announce that the Company has signed a joint venture agreement with a Chinese citizen who holds two exploration permits for a copper and silver project (“the Project”) in Inner Mongolia, People’s Republic of China.

The Project is comprised of two exploration permits (Donggou exploration permit 1500000411738 and Xiaoxigou exploration permit 1500000411739) covering about 52 square kilometers (km2). The Project is located at Chifeng city of Inner Mongolia, which is about 300 km from Beijing - the capital of China. The Project is easily accessible with paved road, and 30 km from Chifeng City. According to the agreement, the Company has right to earn 52% of the cooperative company which the Company will set up soon with the Chinese party by spending 5.2 million Chinese Yuan (US$0.63 million) for the exploration in the permit areas over three years. After the Company has earned 52% interest of the cooperative company, contributions to fund the exploration and development of the Project will be made pro rata. The interest of the Chinese party will be diluted to not less than 10% if it elects not to make cash contributions.

The deposit is sub volcanic hydrothermal type copper deposit. The exploration area is located at Huanggangliang – Mengentaolegai copper mineralization belt of Inner Mongolia. The exploration area is west and adjacent to Dajin and Xiachengzi copper mines which have been in production for about 18 years. The closest distance to Dajin and Xiachengzi copper mines is less than 1 km. These two existing Chinese copper mine operations host about 497 million lbs of copper with 2% grade and about 100 million ounces of silver with 150g/t. The Project area has much stronger IP anomalies than Dajin and Xiachengzi copper mines according to the available geophysical information.

The Company is also proceeding to develop the Jiajika lithium project (the largest lithium mineral deposit in China). The copper and silver project allows the Company to diversify its interests in China.

ON BEHALF OF THE BOARD OF DIRECTORS
(Signed)
Richard Shao, Ph.D. President
For further information, please check the company website: www.sterlinggroupventures.com or contact: Richard Shao, President, Christopher Tsakok, MBA
Phone: (604) 893-8891      Fax: (604) 408-8515

CAUTION REGARDING FORWARD LOOKING STATEMENTS

Safe Harbor Statement under the United States Private Securities Litigation Reform Act of 1995: Except for the statements of historical fact contained herein, the information constitutes “forward-looking statements” within the meaning of the Private Securities Litigation reform Act of 1995. Such forward looking statements, including but not limited to those with respect to the price of lithium, niobium, beryllium, and tantalum, the timing and amount of estimated production, costs of production, reserve determination and reserve conversion rates, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among others, risks relating to the integration of the acquisition, risks relating to international operations, risks relating to joint venture operations, the actual results of current exploration activities, the actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined, future prices of lithium, beryllium, niobium, tantalum, and other metals, as well as those factors affecting the mineral industry. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Cautionary Note to U. S. Investors Concerning Estimates of Measure, Indicated, and Inferred Resources and Reserves. Statements regarding reserves have been based on audits conducted under Chinese methods of calculation.